AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 13, 2000
==============================================================================
                                                    REGISTRATION NO. 333-92105

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ------------

                               AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933
                                 ------------
                                  ANACOMP, INC.
            (Exact Name of Registrant as Specified in Its Charter)

                  INDIANA                                  33-1144230
    (State or Other Jurisdiction of         (I.R.S. Employer Identification No.)
      Incorporation or Organization)

              12365 CROSTHWAITE CIRCLE, POWAY, CALIFORNIA 92064
                                (858) 679-9797
             (Address, Including Zip Code, and Telephone Number,
      Including Area Code, of Registrant's Principal Executive Offices)

                             GEORGE C. GASKIN, ESQ.
             SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                                  ANACOMP, INC.
                            12365 CROSTHWAITE CIRCLE
                             POWAY, CALIFORNIA 92064
                                 (858) 679-9797
          (Name, Address, Including Zip Code, and Telephone Number,
                  Including Area Code, of Agent For Service)

                                   COPIES TO:
                              MICHAEL C. RYAN, ESQ.
                          CADWALADER, WICKERSHAM & TAFT
                                 100 MAIDEN LANE
                            NEW YORK, NEW YORK 10038
                                 (212) 504-6000
                              ------------------
       Approximate date of commencement of proposed sale to the public: At various times after this Registration Statement becomes effective.


   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box / /.

   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__] _______________

   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__] _______________

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [__]

                              ------------------
   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

 The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.




                 PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION

                      THE INFORMATION IN THIS PROSPECTUS
             WILL BE AMENDED OR COMPLETED; DATED JANUARY 13, 2000

PROSPECTUS

                                  ANACOMP, INC.


                         169,010 SHARES OF COMMON STOCK


    These shares of common stock of Anacomp, Inc. ("Anacomp") may be offered and sold from time to time by certain stockholders of Anacomp identified in this prospectus. See "Selling Stockholders." The selling stockholders acquired all of the shares on September 13, 1999, in connection with Anacomp's acquisition of BGIN Holding AG, Swiss company.

    The selling stockholders propose to sell the shares from time to time in transactions occurring either on or off the NASDAQ National Market at prevailing market prices or at negotiated prices. Each of the selling stockholders is limited to selling no more than 100,000 shares of common stock per month. Sales may be made through brokers or to dealers, who are expected to receive customary commissions or discounts. The company will not receive any of the proceeds from such sales.

    The selling stockholders and participating brokers and dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, in which event any profit on the sale of shares by those selling stockholders and any commissions or discounts received by those brokers or dealers may be deemed to be underwriting compensation under the Securities Act.

    YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 3 OF THIS PROSPECTUS BEFORE PURCHASING ANY OF THE COMMON STOCK OFFERED.

    Anacomp's common stock is traded on the NASDAQ National Market under the symbol "ANCO". On January 11, 2000, the closing price of the common stock on the NASDAQ National Market was $1711/16 per share.

    Anacomp's address is 12365 Crosthwaite Circle, Poway, California 92064, and its telephone number is (858) 679-9797.




    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.




                                January ___, 2000

    YOU SHOULD ONLY RELY ON THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS OR ANY SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION. THE COMMON STOCK IS NOT BEING OFFERED IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THOSE DOCUMENTS.
                               ----------------

                                TABLE OF CONTENTS

                                                                            Page

WHERE YOU CAN FIND MORE INFORMATION..........................................1
CERTAIN INFORMATION..........................................................2
RISK FACTORS.................................................................3

      GROWTH OF ALTERNATE TECHNOLOGIES MAY LIMIT INVESTMENTS IN OUR
      SYSTEMS THAT WOULD CONSEQUENTLY LIMIT THE USE OF OUR SERVICES..........3

      DISRUPTION IN THE AVAILABILITY AND INCREASE IN THE PRICE OF OUR SUPPLIES, PARTICULARLY THOSE SUPPLIES AVAILABLE FROM ONLY ONE
      SUPPLIER, WOULD ADVERSELY AFFECT OUR EARNINGS..........................3

      IF OUR NEW SERVICES AND PRODUCTS DO NOT ACHIEVE SIGNIFICANT
      MARKET ACCEPTANCE WE MAY NOT REALIZE THE SIGNIFICANT CASH FLOWS
      THAT WE ARE RELYING ON  THOSE SERVICES AND PRODUCTS TO GENERATE........4

      WE MAY NOT BE ABLE TO CONTINUE TO MAKE ACQUISITIONS TO STRENGTHEN
      THE MARKET POSITIONS OF OUR PRODUCTS AND SERVICES......................4

      COMPETITION............................................................4

      INTERNATIONAL..........................................................5

      NON-COMPARABILITY OF HISTORICAL FINANCIAL STATEMENTS...................5

      SUBSTANTIAL LEVERAGE...................................................5

THE COMPANY..................................................................6
SELLING STOCKHOLDERS.........................................................8
PLAN OF DISTRIBUTION.........................................................8
VALIDITY OF THE COMMON STOCK................................................10

                       WHERE YOU CAN FIND MORE INFORMATION

    We file annual and quarterly reports, proxy statements and other information required by the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the Securities and Exchange Commission (the "SEC"). You may read and copy any document the company files at the SEC's public reference rooms located at 450 Fifth Street, N.W., Washington, D.C. 20549, at Seven World Trade Center, 13th Floor, New York, New York 10048 and at Northwest Atrium Center, 5000 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The company's SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.

    The company has filed with the SEC a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the common stock. This Prospectus, which constitutes a part of that Registration Statement, does not contain all the information contained in that Registration Statement and its exhibits. For further information with respect to the company and the common stock, you should consult the Registration Statement and its exhibits. Statements contained in this Prospectus concerning the provisions of any documents are necessarily summaries of those documents, and each statement is qualified in its entirety by reference to the copy of the document filed with the SEC. The Registration Statement and any of its amendments, including exhibits filed as a part of the Registration Statement or an amendment to the Registration Statement, are available for inspection and copying through the entities listed above.

    The SEC allows the company to "incorporate by reference" the information that we file with them, which means that we can disclose important information to you by referring you to the other information we have filed with the SEC. The information that we incorporate by reference is considered to be part of this Prospectus, and information that we file later with the SEC will automatically update and supersede this information.

    The following documents filed by us with the SEC pursuant to Section 13 of the Exchange Act (File No. 1-8989) and any future filings under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act made before the termination of the offering are incorporated by reference:

     (i) the Annual Report on Form 10-K (including the portions of the company's proxy statement incorporated by reference therein) for the fiscal year ended September 30, 1999;

     (ii) all other reports filed by the company pursuant to Section 13(a) or 15(d) of the Exchange Act, since September 30, 1999; and

     (iii) The description of the common stock contained in the company's registration statement filed under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

    Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed except as so modified or superseded to constitute a part of this registration statement.

    The company will provide to you without charge a copy of any or all documents incorporated by reference into this prospectus except the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents. You may request copies by writing or telephoning George C. Gaskin, Esq., Senior Vice President, General Counsel and Secretary, Anacomp, Inc., 12365 Crosthwaite Circle, Poway, California 92064; telephone number (858) 679-9797.


                               CERTAIN INFORMATION

    Unless otherwise stated in this prospectus:

    o the "company," "we" and "us" refer to Anacomp Inc. and its subsidiaries;

    o "Anacomp" refers to Anacomp, Inc.;

    o "common stock" refers to the common stock, par value $.01 per share, of Anacomp.

                           FORWARD-LOOKING STATEMENTS

    Certain statements in this prospectus under the captions "Risk Factors," "The Company" and elsewhere constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Anacomp or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties and other important factors include, among others: general economic and business conditions; industry trends; industry capacity; competition; raw material and supply costs and availability; currency and fluctuations; the loss of any significant customers; changes in business strategy or development plans; availability, terms and deployment of capital; availability of qualified personnel; changes in, or the failure or inability to comply with, government regulation; and other factors referenced in this prospectus. See "Risk Factors." These forward-looking statements speak only as of the date of this prospectus. We disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

                                  RISK FACTORS

   PROSPECTIVE INVESTORS SHOULD CAREFULLY REVIEW THE INFORMATION SET FORTH BELOW, TOGETHER WITH THE INFORMATION AND FINANCIAL DATA SET FORTH ELSEWHERE
          IN THIS PROSPECTUS, BEFORE MAKING AN INVESTMENT DECISION.

GROWTH OF ALTERNATE TECHNOLOGIES MAY LIMIT INVESTMENTS IN OUR SYSTEMS THAT WOULD CONSEQUENTLY LIMIT THE USE OF OUR SERVICES

Revenues for our micrographics products or services, including revenues from converting computer output to microfiche, commonly knows as "COM", maintenance service revenues and micrographics hardware systems and supplies revenues, have been adversely affected for each of the past five fiscal years and could in the future be substantially adversely affected by, among other things, the increasing use of digital technology in the document management industry. COM revenues in total, including COM service revenues, represented 90.6% of our fiscal 1998 revenues and 83.2% of our fiscal 1999 revenues, and are expected to remain our primary source of revenues for the next several years. (All information included in this prospectus excludes the company's Magnetics business, which was sold in June 1999). The effect of digital and other technologies on the demand for our micrographics products and services depends, in part, on the extent of technological advances and cost decreases in such technologies. The recent trend of technological advances and attendant price declines in digital systems and products is expected to continue. As a result, in certain instances, potential micrographics customers have deferred, and may continue to defer, investments in micrographics systems and limit the use of our COM services while evaluating digital and other technologies. The continuing development of the Internet and similar systems based on digital technologies has resulted and will continue to result in many of our customers changing their use of micrographics from document storage, distribution and access to primarily long-term archival use. The company believes this is at least part of the reason for the declines in recent years in both sales and prices of the company's micrographics offerings.

The rapidly changing document management industry also has resulted in price competition in certain of our businesses, particularly COM services. Therefore, we have been and expect to continue to be impacted adversely by the decline in the demand for COM services, the declining market for COM systems, and the attendant reduction in maintenance services and supplies.

Our revenues for maintenance of COM systems have declined in part because of efficiencies associated with our XFP 2000 COM systems, which often replace multiple earlier-generation COM systems, and are expected to continue to decline as a result of lesser use and fewer sales of COM systems. The growth of alternate technologies has created consolidation in the micrographics segment of the document management industry. To the extent consolidation in the micrographics segment has the effect of causing some providers of micrographics services and products to cease providing such services and products, the negative trends in the segment, such as competition from alternate technologies described above, may accelerate.

DISRUPTION IN THE AVAILABILITY AND INCREASE IN THE PRICE OF OUR SUPPLIES, PARTICULARLY THOSE SUPPLIES AVAILABLE FROM ONLY ONE SUPPLIER, WOULD ADVERSELY AFFECT OUR EARNINGS

Certain third parties are the sole suppliers of some of our products. We purchase all of our duplicate microfilm products from SKC America, Inc. In addition to SKC, the Eastman Kodak Company supplies us on an exclusive basis film and a proprietary, patented film canister used in our XFP 2000 COM system and also supplies us substantially all of our requirements for original microfilm for earlier-generation COM systems. Any disruption in these supplies could result in delays or reductions in product shipment or increases in product costs that could adversely affect our operating results in any given period. In the event of any such disruption, we may not be able to develop alternative sources at acceptable prices and within reasonable times.

IF OUR NEW SERVICES AND PRODUCTS DO NOT ACHIEVE SIGNIFICANT MARKET ACCEPTANCE WE MAY NOT REALIZE THE SIGNIFICANT CASH FLOWS THAT WE ARE RELYING ON THOSE SERVICES AND PRODUCTS TO GENERATE

We are introducing new document management services and products, which will incorporate digital technologies. Our primary new document management service utilizes the Internet or virtual private networks (VPNs). We have limited experience in the sale and marketing of new Internet or VPN-based services. However, we are relying on these new services and products to generate significant cash flows in the future. These services currently are being introduced and, accordingly, have limited revenues. The markets for these new services and products are very competitive, and we may not be able to achieve significant market acceptance for our products and services.

We are in the process of reeducating and refocusing our sales force to sell our new services and products, as well as our more traditional CD and COM services and products, and there can be no assurance that we will be successful. We intend to hire limited numbers of new sales personnel to help sell certain of our digital services and products, but there can be no assurance that we will be able to attract and retain those highly sought after sales personnel. In addition, the extent to which we will be able to maintain technological support for those new products is unproven.

WE MAY NOT BE ABLE TO CONTINUE TO MAKE ACQUISITIONS TO STRENGTHEN THE MARKET POSITIONS OF OUR PRODUCTS AND SERVICES

We have used acquisitions in the past with the objective of increasing revenues and strengthening the market positions of our products and services. We may not be able to successfully integrate any additional companies into our operations without substantial costs, delays or other problems. In addition, any additional companies acquired may not be profitable at the time of their acquisition and may not achieve sales and profitability that justify our investment in them. In part, we expect to depend on acquisitions to try to increase revenues. However, we may not be able to make any acquisitions on acceptable terms and conditions, which may limit our ability to increase our revenues and market condition. Future acquisitions could be financed by internally generated funds, bank borrowings, public offerings or private placements of equity or debt securities, or a combination of the foregoing.

We may not be able to make acquisitions on terms favorable to us. If we complete acquisitions, we will encounter various associated risks, including the possible inability to integrate an acquired business into our sales and operations, increased goodwill amortization, diversion of management's attention and unanticipated problems or liabilities, some or all of which could have a material adverse effect on our operations and financial performance. Our substantial leverage may hinder our ability to consummate future acquisitions. See "--Substantial Leverage."

COMPETITION

We compete in highly competitive markets with a significant number of companies of varying sizes, including divisions or subsidiaries of larger companies. A number of these competitors have multiple business lines as well as substantially greater financial and other resources available to them, and we may not be able to compete successfully with those companies. As a result, our products could lose market share or sustain significant price erosion, which would have a material adverse effect on our results of operations.

INTERNATIONAL

Our financial results are dependent in part on our international operations, which represented 31.4% of revenues for fiscal 1998 and 25.6% of revenues for fiscal 1999. We expect that our international operations will continue to be a significant portion of our business as we seek to expand our international presence. A risk inherent in international operations is exposure to currency fluctuations.

From time to time in the past, our financial results have been affected both favorably and unfavorably by fluctuations in currency exchange rates. Unfavorable fluctuations in currency exchange rates also may have an adverse impact on our revenues and operating results. However, we currently enter into hedging arrangements, in order to lessen the risk of such an impact. Distributions of earnings and other payments (including interest) received from our operating subsidiaries and affiliates may be subject to withholding taxes imposed by the jurisdictions in which those entities are formed or operating, which will reduce the amount of after-tax cash we can receive from our foreign subsidiaries.

NON-COMPARABILITY OF HISTORICAL FINANCIAL STATEMENTS

Our historical financial statements prior to June 1, 1996 are not comparable to financial statements after such date as a result of the application of "fresh start" reporting and, therefore, are not indicative of our future performance.

SUBSTANTIAL LEVERAGE

We have significant debt service obligations. The ability of the company to meet its debt service and other obligations will depend upon its future performance and is subject to financial, economic and other factors, some of which are beyond its control. As of September 30, 1999 the company and its consolidated subsidiaries had an aggregate of $332.7 million of outstanding indebtedness. The company's high degree of leverage could have important consequences to the holders of the common stock, including the following:

     o the company's ability to obtain additional financing for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes may be impaired in the future;

     o a substantial portion of the company's cash flow from operations must be dedicated to the payment of principal and interest on its indebtedness, thereby reducing the funds available to the company for other purposes;

     o certain of the company's borrowings are at variable rates of interest, which expose the company to the risk of increased interest rates;

     o the company may be substantially more leveraged than certain of its competitors, which may place the company at a competitive disadvantage because the company may not be able to obtain needed additional financing; and

     o the company's substantial degree of leverage may limit its flexibility to adjust to changing market conditions, reduce its ability to withstand competitive pressures and make it more vulnerable to a downturn in general economic conditions or its business.

The company has granted the lenders under its revolving credit facility security interests in 65% of the outstanding shares of capital stock of each of the company's material foreign subsidiaries. There is no grant of a security interest in the assets of such subsidiaries. In the event of a default on secured indebtedness, whether as a result of the failure to comply with a payment or other covenant, a cross-default, or otherwise, the lenders granted such security interests will have a prior secured claim on the capital stock of such subsidiaries and the assets of the company. If those lenders should attempt to foreclose on their collateral, the company's financial condition will be materially adversely affected.


                                   THE COMPANY

    We are one of the world's leading document-management providers, offering a broad range of document-management services and products. Building on our three decades of experience in applying technology to solve organizations' document-management challenges, we specialize in using web-based and media-based technologies to help our customers maximize the value of their important documents.

    We are focused upon four lines of business: Document Management Solutions
(DMS), which includes outsource services and software solutions for digital and COM-based document-management; Field Services, which provides COM and third-party maintenance services; Datagraphix(R), which includes both COM and digital hardware systems, related supplies, and manufacturing services; and our newest line of business, Internet Document ServicesSM, which provides online document-management outsource services.

    DMS. Our primary business is document-management outsource services. Our document management services provide our customers with ready access to their critical documents, enabling them to improve their competitiveness by reducing capital and operating costs, thereby enhancing their core business focus, and improving their customer service. In the conversion of computer output to microfiche (or COM), we remain the unchallenged world leader, imaging just under two billion original pages and converting them into microfiche each month for more than 6,500 customers around the world. Through our worldwide network of document-processing service centers, we serve more than 7,000 customers in the United States and Europe.

    We also offer industry-leading outsource services for storing, delivering and accessing documents using the Compact Disc-Recordable (CD-R) medium. This service provides our customers an easy-to-use, high-capacity, portable, standardized solution for document distribution, access and storage. We enhance our service by including our Windows-based tools for accessing and viewing these documents on the CD-R.

    Field Services. Although document-management solutions are our primary line of business, we also offer field maintenance services for a broad range of electromechanical systems, including a wide variety of systems from IBM, Sony, Overland Data and many other suppliers, including COM systems manufactured by us and others, optical disc storage equipment, computer tape storage equipment, CD-R writers and jukeboxes, high-speed laser printers and even large video scoreboards at sports stadiums. The success of this business is based on the Company's technical expertise and its ability to provide fast, expert on-site service and support around the clock. This maintenance and support service is provided in the U.S., Canada, and Europe by a force of 500 highly trained technicians.

    Datagraphix. We also develop, manufacture, sell and support a variety of COM systems, CD authoring systems and related peripheral products. We also sell and support microfilm, chemicals and other consumable supplies for our own and other systems. We also offer a contract manufacturing service to produce products for other companies.

    Internet Document Services. Over the past several years, through increased investment in developing new solutions and expanding through acquisition, we have established ourselves as a leader in the emerging field of Internet-based document-management services. We now offer our Internet Document ServicesSM from two mega-centers in the United States. Our service provides electronic storage of customer documents and delivery of these documents to customers using private networks or the Internet via standard web browsers. These new web-based storage and delivery solutions, provided as an outsource service, offer better performance, value and longevity than most businesses can achieve on their own with an internal document-management system.

    The company is incorporated in Indiana. The principal executive office of the company is located at 12365 Crosthwaite Circle, Poway, California 92064; the telephone number of the company is (858) 679-9797. The company's Internet address is http://www.anacomp.com.

                              SELLING STOCKHOLDERS

    This prospectus relates to shares of common stock that have been acquired by the selling stockholders named below in connection with Anacomp's purchase of all of the shares of BGIN Holding AG, a leading systems integrator based in Zurich, Switzerland.

    The following table sets forth:

     o   the name of each selling stockholder;

     o the number of shares of common stock each selling stockholder beneficially owned as of January 10, 2000; and

     o the number of shares of common stock and the percentage, if 1% or more, of the total class of common stock outstanding to be beneficially owned by each selling stockholder following this offering, assuming the sale pursuant to this offering of all shares registered hereby.

There is no assurance that any of the selling stockholders will sell any or all of the shares offered by them hereunder.

    This table reflects all selling stockholders who are eligible to resell and the number of shares of common stock available to be resold by such selling stockholders.

   Selling Stockholders,
   Addresses of Selling                        Shares
  Stockholders and Prior        Shares       Covered by     Shares Beneficially
 Principal Positions with    Beneficially       this               Owned
        the Company           Owned (1)    Prospectus (2)   After This Offering
-------------------------    ------------  --------------  ---------------------
                                                              Number     Percent
                                                            ---------    -------
Latea Foundation              133,841        133,841            0          0%
Austrasse 27
FL-9490 Vaduz
Principality of
Liechtenstein

Andrew Bayley(3)               35,169         35,169            0          0%
Vreniken 20
CH-5454 Bellikon
Switzerland

(1) Nature of beneficial ownership is sole voting and investment power except as indicated in subsequent notes.

(2) Each of the selling stockholders is limited to selling no more than 100,000 shares of common stock per month.

(3) Mr. Bayley is employed as Senior Manager (Division Manager) by FN Solutions AG and as a Manager of BeGIN and Document Solutions AG, two Swiss companies also owned by BGIN Holding AG.


                              PLAN OF DISTRIBUTION

    We are registering the common stock on behalf of the selling stockholders. The common stock covered by this prospectus may be offered and sold, from time to time, by the selling stockholders, or by purchasers, pledgees, donees, transferees or other successors in interest pursuant to this Prospectus (a) in transactions (including one or more block transactions) on the NASDAQ National Market; (b) in the public market off the NASDAQ National Market; (c) in privately negotiated transactions, (d) through put or call options transactions relating to the common stock, through short sales of the common stock, or (e) in a combination of such transactions. Each sale may be made either at the market price prevailing at the time of sale or at a negotiated price. Those transactions may be made through brokers or to dealers, which may act as agents or principals and such brokers or dealers may receive compensation in the form of commissions, concessions or discounts from the selling stockholders and/or the purchasers of the common stock for whom such broker-dealers may act as agents or to whom they sell as principal, or both not exceeding those customary in similar transactions. The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their common stock, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of the common stock by the selling stockholders. Any shares covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. All expenses of registration incurred in connection with this offering are being borne by the company, but all brokerage commissions and similar selling expenses, if any, attributable to the sale of the common stock will be borne by the selling stockholders.

    The selling stockholders, and any dealer acting in connection with the offering or any broker executing a sell order on behalf of a selling stockholder, may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, in which event any profit on the sale of shares by a selling stockholder and any commissions or discounts received by any such broker or dealer may be deemed to be underwriting compensation under the Securities Act of 1933. In addition, any such broker or dealer may be required to deliver a copy of this prospectus to any person who purchases any of the shares from or through such broker or dealer.

    In order to comply with the securities laws of certain states, if applicable, the shares will be sold only through registered or licensed brokers or dealers. We have informed the selling stockholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act of 1934 may apply to them.

    Selling stockholders also may resell all or a portion of their common stock in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of such Rule.

    If we are notified by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act of 1933, disclosing (i) the name of each selling stockholder and of the participating broker-dealer(s), (ii) the number of shares of common stock involved, (iii) the price at which such shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and (vi) other facts material to the transaction.

                                     EXPERTS

    The audited financial statements and schedules incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                          VALIDITY OF THE COMMON STOCK

    The validity of the common stock will be passed upon for the company by Leagre Chandler & Millard LLP, Indianapolis, Indiana.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

    The following table sets forth all expenses in connection with the issuance and distribution of the securities being registered. All amounts shown are estimated, except the SEC registration fee.

SEC registration fee................................................   $755.73
Accounting fees.....................................................  5,000.00
Legal fees and expenses............................................. 55,000.00
Miscellaneous.......................................................  1,000.00
Total......................................................  $ 61,755.73


Item 15.    Indemnification of Directors and Officers.

    Chapter 37 of the Indiana Business Corporation Law (the "Corporation Law") and the Amended and Restated Articles of Incorporation of the company provide for or permit indemnification of directors and officers of the company under certain circumstances. The indemnification provided is applicable to claims, actions, suits or proceedings whether arising from actions or omissions to act in the director's or officer's official capacity or as to action in any other capacity while holding such office.

    Article VIII, Section 5, of the company's Amended and Restated Articles of Incorporation provides that directors are immune from personal liability for any action taken as a director, or failure to take any action, to the fullest extent permitted by the Corporation Law and by general principles of corporate law. The Corporation Law requires that such action or failure to take action must constitute willful misconduct or recklessness for a director to beheld personally liable.

    For the undertaking with respect to indemnification, see Item 17.

Item 16.    Exhibits.

            Exhibit
               No.         Description
            -------        -----------

            4.1        --  Amended and Restated Articles of Incorporation of
                           the Registrant (previously filed and incorporated by reference to the company's Form 10-Q for the quarter ended March 31, 1999, filed with the Securities and Exchange Commission (File No. 1-8328)).

            4.2        --  Amended and Restated Bylaws of the Registrant
                           (previously filed and incorporated by reference to the company's Form 10-Q for the quarter ended March 31, 1999, filed with the Securities and Exchange Commission (File No. 1-8328)).

            5          --  Opinion of Leagre Chandler & Millard LLP.

            23(a)      --  Consent of Arthur Andersen LLP.

            23(b)      --  Consent of Leagre  Chandler & Millard  LLP  (included
                           in Exhibit 5).

            24         --  Power of Attorney (contained on page II-4 hereof).

Item 17.    Undertakings.
------------------------------------------------------------------------------

    The undersigned registrant hereby undertakes:

     o To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in subparts (i) and (ii) immediately above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.


     o That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     o To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     o That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
         Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     o  Insofar  as  indemnification   for  liabilities   arising  under  the
         Securities Act of 1933 may be permitted to directors, officers and controlling persons controlling the registrant pursuant to the provisions referred to in Item 15 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is
         asserted  by  such  director,   officer  or  controlling   person  in
         connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Poway, State of California, on January 11, 2000.



                                       ANACOMP INC.



                                       By:       /s/ Ralph W. Koehrer
                                          ---------------------------
                                          Ralph W. Koehrer
                                          President, Chief Executive Officer,
                                          and Director (Principal Executive
                                          Officer)


                                POWER OF ATTORNEY

    Each person whose signature appears below hereby constitutes and appoints Ralph W. Koehrer and David B. Hiatt and each or either of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments) to this registration statement and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, and each of them or their substitutes, full power and authority to do and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents or either of them, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 11, 2000.

             SIGNATURE                                   TITLE

                                          President, Chief Executive
         /s/ Ralph W. Koehrer             Officer, and
-----------------------------------
         Ralph W. Koehrer                 Director (Principal Executive
                                          Officer)

                                          Executive Vice President and Chief
         /s/ David B. Hiatt               Financial Officer (Principal
-----------------------------------
         David B. Hiatt                   Financial and Accounting Officer)

        /s/ Talton R. Embry               Director
-----------------------------------
        Talton R. Embry


        /s/ Darius W. Gaskins, Jr.
----------------------------------
        Darius W. Gaskins, Jr.            Director


        /s/ Jay P. Gilberston
        Jay P. Gilberston                 Director


        /s/ Richard D. Jackson
        Richard D. Jackson                Co-Chairman of the Board of
                                             Directors

        /s/ George A. Poole, Jr.
--------------------------------
        George A. Poole, Jr.              Director


        /s/ Lewis Solomon
--------------------------------
        Lewis Solomon                     Co-Chairman of the Board of
                                             Directors

                                 Exhibit Index



            Exhibit
               No.         Description

            4.1 -- Amended and Restated Articles of Incorporation of the Registrant (previously filed and incorporated by reference to the company's Form 10-Q for the quarter ended March 31, 1999, filed with the Securities and Exchange Commission (File No. 1-8328)).

            4.2 -- Amended and Restated Bylaws of the Registrant (previously filed and incorporated by reference to the company's Form 10-Q for the quarter ended March 31, 1999, filed with the Securities and Exchange Commission (File No. 1-8328)).

            5          --  Opinion of Leagre Chandler & Millard LLP.

            23(a)      --  Consent of Arthur Andersen LLP.

            23(b)      --  Consent of Leagre  Chandler & Millard  LLP  (included
                           in Exhibit 5).

            24         --  Power of Attorney (contained on page II-4 hereof).